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                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                     August 15, 2006
Name of Registrant:                 Graybar Electric Company, Inc.
Jurisdiction of Incorporation:      New York
Commission File Number:             000-00255
IRS Identification Number:          13-0794380
Address of Principal Executive Offices:
                                    34 North Meramec Avenue
                                    St. Louis, MO  63105
Registrant's Telephone Number:      314-573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01         Entry into a Material Definitive Agreement

The Company's Receivable Purchase Agreement, dated June 30, 2000 among Graybar Commerce Corporation, as Seller; Graybar Electric Company, Inc., as Servicer; Falcon Asset Securitization Corporation, as Conduit; JPMorgan Chase Bank NA (successor by merger to Bank One, NA), as Agent; and other banks named therein was modified, effective August 15, 2006, to delete the Tangible Net Worth covenant, to increase the percentage of stock from 20% to 25% that must be acquired in order to trigger the Change of Control provision and to revise the Excluded Amount to reflect the changes in the loan balances under the Company's synthetic leases.

The Company's Receivable Sales Agreement, dated June 30, 2000 among Graybar Commerce Corporation, as Seller and Graybar Electric Company, Inc., as Servicer was modified, effective August 15, 2006, to increase the percentage of stock from 20% to 25% that must be acquired in order to trigger the Change of Control provision.


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Graybar Electric Company, Inc.

Date:  August 18, 2006                  /s/ T. F. Dowd
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                                                   (Signature)

                                        T. F. Dowd
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                                             (Name of signing officer)

                                        Vice President, Secretary and
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                                        General Counsel
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                                                      (Title)